FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

AT THE COMPANY
--------------
Carolyn Tiffany
Chief Operating Officer
(617) 570-4614

        FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS JOINS THE
                           NEW RUSSELL MICROCAP INDEX

      FOR IMMEDIATE RELEASE - Boston, Massachusetts- July 5, 2005 - First Union Real Estate Equity and Mortgage Investments (NYSE:FUR) announced that effective June 24, 2005 First Union's common shares of beneficial interest have been included in the new Russell MicrocapTM Index.

      Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies. More than $2.5 trillion in assets currently are benchmarked to them. Investment managers who oversee these funds purchase shares of member stocks according to that company's weighting in the particular index.

                               -------------------

      First Union Real Estate Equity and Mortgage Investments is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.